InspireMD Receives European Regulatory Approval to Resume Manufacturing and Distribution of MGuardTM Prime EPS

BOSTON, MA – June 23, 2014 – InspireMD, Inc. (“InspireMD” or the “Company”) (NYSE MKT: NSPR), a leader in embolic protection systems (EPS), today announced that it received European regulatory approval to resume the manufacturing of its MGuard Prime EPS stent with a modified stent securement process . The Company also received approval to modify and re-deploy existing MGuard Prime EPS stents that have been returned by clinical and commercial sites worldwide.

The European regulatory approval follows a Voluntary Field Action (VFA) InspireMD implemented on April 30, 2014.

Alan Milinazzo, CEO of InspireMD, stated, “We are pleased to report the approval of our modified manufacturing process for the MGuard Prime EPS and that we can now return to commercial and clinical activities in Europe and other markets outside of the U.S. We expect production of the MGuard Prime EPS to ramp over the next several weeks, as we come back online to support our sales and clinical programs. Although we are still working on the necessary approvals to resume our MASTER II FDA trial, we can immediately begin accelerating other important clinical programs while we simultaneously reengage our commercial customers.”

InspireMD is still awaiting U.S. FDA approval of the manufacturing process changes to the MGuard Prime EPS. The Company anticipates a late Q3 or early Q4 agency review and intends to resume enrollment in its MASTER II FDA trial shortly after regulatory approval is obtained. In the meantime, the Company intends to continue focusing on site activation in order to accelerate enrollment once the study resumes.

For more information about InspireMD and its offerings, visit www.inspire-md.com.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ with MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM) and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-KT and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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